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                                                                  EXHIBIT (b)(2)


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of April 12, 1999, among AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("BORROWER"), each of the Lenders (as defined in the Credit Agreement), BANK ONE TEXAS, N.A., a national banking association, as Agent (in such capacity, together with its successors and permitted assigns, "AGENT"), and certain Lenders, as Issuing Banks (individually, in such capacity, together with its successors and permitted assigns, "ISSUING BANK" and collectively, the "ISSUING BANKS").

                                    RECITALS:

         A. Borrower, Lenders, Agent, and Issuing Banks executed that certain Credit Agreement dated as of January 28, 1999 (the "CREDIT AGREEMENT").

         B. Borrower, Lenders, Agent, and Issuing Banks have agreed to amend the Credit Agreement as provided herein.

         C. Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning as set forth in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. SECTION 8.5(g) is hereby deleted in its entirety and replaced with the following:

         (g) Properties under construction or development for which the total cost of such Properties (including the anticipated or budgeted costs to complete such construction or development) exceeds ten percent (10%) of Total Consolidated Value.

         2. SECTION 4.2(b)(vii) is hereby deleted in its entirety and replaced with the following:

                  (vii) the admission of such Property will not cause the NRA or the Adjusted NOI of the Borrowing Base Properties in any one metropolitan area (as defined by the United States Office of Management and Budget) (an "MA") (except the MA in which Cleveland, Ohio is located (the "CLEVELAND MA")) to exceed twenty-five percent (25%) of the NRA or Adjusted NOI with respect to all Borrowing Base Properties in all MA's; further, the admission of such Property will not cause the NRA or the Adjusted NOI of the Borrowing Base Properties in the Cleveland MA to exceed forty percent (40%) of the NRA or Adjusted NOI with respect to all Borrowing Base Properties in all MA's; provided that no Property in the Cleveland MA that is not listed as an Initial Property or a Second Property shall be eligible for inclusion as a Borrowing Base Property unless, following such addition to the Borrowing Base, the NRA or the Adjusted NOI of the Borrowing Base Properties in the Cleveland MA does not exceed twenty-five (25%) of the NRA or Adjusted NOI with respect to all Borrowing Base in all MA's;


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         3. That certain Second Property located in Mentor, Lake County, Ohio known as "Steris" (the "STERIS PROPERTY") shall be admitted as a Borrowing Base Property as of the date hereof, provided however, that Borrower shall not include the Individual Borrowing Base for the Steris Property in the calculation of the Borrowing Base until the following conditions have been satisfied:

                  a. Borrower shall have complied with SECTION 4.5 with regard to the tenant(s) that occupy the Steris Property;

                  b. Borrower shall have delivered to Agent, for the ratable benefit of Lenders, an original of the Subordination, Attornment and Non-Disturbance Agreement in substantially the form of EXHIBIT J attached to the Credit Agreement and executed by each tenant of the Steris Property; and

                  c. The Steris Property shall meet the requirements of SECTION 4.2(b)(viii)-(x).

         4. The language "1.25" in SECTION 9.2 is hereby amended and replaced with the language "1.35."

         5. The language "1.5" in SECTION 9.3 is hereby amended and replaced with the language "1.65."

         6. EXHIBIT B of the Credit Agreement is hereby deleted in its entirety and replaced with EXHIBIT B attached to this Amendment.

         7. Borrower and Agent hereby approve Wells Fargo N.A. as an Eligible Assignee.

         8. Solely for purposes of determining stamp taxes and intangibles tax due to the State of Florida upon filing of the Mortgage secured by that certain property located in Volusia County, Florida known as "Volusia Building One" (the "VOLUSIA PROPERTY"), Borrower and Agent agree that the collateral value of the Volusia Property shall be $4,410,000; provided, however, that Agent may, at any time and in its sole discretion, increase the collateral value of the Volusia Property to $7,350,000 in which event Borrower shall immediately, upon Agent's request, (a) execute all necessary documentation to increase the collateral valuation, including without limitation, an amendment of the existing Mortgage secured by the Volusia Property, (b) pay all taxes, mortgage fees, and other related fees and costs of such increased collateral valuation, and (c) cause the applicable title company to increase the amount of the Mortgagee Policy of Title Insurance covering the Volusia Property to the collateral value of $7,350,000.

         9. Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein. Each reference to the Credit Agreement and any other Loan Documents shall henceforth refer to the Credit Agreement, as modified herein, and as it may from time to time be subsequently amended, restated or supplemented.


First Amendment to Credit Agreement                                       Page 2
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         10. The parties hereto acknowledge and confirm that this Amendment shall in no manner affect or impair any of the rights, benefits, security interests, liens, or assignments securing or governing the Obligation, and such rights, liens, benefits, security interests and assignments shall not in any manner be waived, the purpose of this Amendment being to amend certain provisions of the Credit Agreement as described herein, and to carry forward all rights, benefits, security interests, liens and assignments which are acknowledged by the parties hereto to be valid and subsisting rights, liens, benefits, security interests and assignments.

         11. Each Subsidiary Guarantor hereby consents to the terms of this Amendment and acknowledges and confirms that the Subsidiary Guaranty executed by it is in full force and effect as originally written, except as expressly modified herein, and that the indebtedness and obligations evidenced by the Notes and the Loan Documents, as modified herein, are and shall continue to constitute a portion of the "Guaranteed Debt," as such term is defined in such Subsidiary Guaranty. Each Subsidiary Guarantor further covenants and warrants to Agent that (i) there are no defenses, counterclaims, or offsets to the Subsidiary Guaranty executed by it, as modified herein, or its obligations thereunder, and (ii) such Subsidiary Guaranty, as modified and confirmed herein, is in full force and effect. The foregoing confirmation is given as an accommodation to Agent and not as a right of any Subsidiary Guarantor.

         12. DDR Office Flex II, LLC, a Subsidiary Guarantor, hereby confirms that it has or will change its name to "AIP Office Flex II, LLC," and that, notwithstanding such name change, DDR Office Flex II, LLC confirms and acknowledges Section 6 above.

         13. Borrower and Subsidiary Guarantors hereby represent, warrant, and certify to the Credit Parties that, as of the date of, and after giving effect to, this Amendment:

                  a. There exists no Potential Default, Default, or Material Adverse Event.

                  b. Each Company has performed and complied with all agreements and conditions contained in the Credit Agreement that are required to be performed or complied with by such Company.

                  c. The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all respects, with the same force and effect as though made on and as of the date of this Amendment.

         14. This Amendment shall be governed by the laws of the State of Texas or the laws of the United States as applicable.

         15. The execution and delivery by each party to this Amendment and the performance by it of its obligations hereunder, (a) are within its trust, corporate, limited liability company, or partnership power, (b) have been duly authorized by all necessary trust, corporate, limited liability company, or partnership action of such Person, (c) require no action by or filing with any Governmental Authority, (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of any Governmental Requirement or order of any Governmental Authority applicable to it, (f) do not violate any material agreements to which it is a party, or (g)


First Amendment to Credit Agreement                                       Page 3
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do not result in the creation or imposition of any Lien on any asset of any
Company, other than pursuant to the Loan Documents.

         16. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

         17. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         18. This Amendment may be executed in a number of identical counterparts, and a telecopy or facsimile transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

                  [Remainder of Page Intentionally Left Blank;
                            Signature Page Follows.]




First Amendment to Credit Agreement                                       Page 4
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                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                            CREDIT AGREEMENT BETWEEN
                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                        BANK ONE, TEXAS, N.A., AS AGENT,
                         AND THE LENDERS DEFINED THEREIN


         EXECUTED as of the day and year first mentioned.

                                        BORROWER:

                                        AMERICAN INDUSTRIAL PROPERTIES REIT,
                                        a Texas real estate investment trust,
                                        as Borrower


                                        By: /s/ MARC A. SIMPSON
                                            ------------------------------------
                                            Name: Marc A. Simpson
                                                  ------------------------------
                                            Title: Sr. V.P.
                                                   -----------------------------


                                        SUBSIDIARY GUARANTORS:

                                        DDR OFFICE FLEX II, LLC,
                                        an Ohio limited liability company

                                        By: American Industrial Properties REIT,
                                                 a Texas real estate investment
                                                 trust, its Manager



                                                 By: /s/ MARC A. SIMPSON
                                                     ---------------------------
                                                     Name: Marc A. Simpson
                                                          ----------------------
                                                     Title: Sr. V.P.
                                                           ---------------------



First Amendment to Credit Agreement                                       Page 5
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                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                            CREDIT AGREEMENT BETWEEN
                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                        BANK ONE, TEXAS, N.A., AS AGENT,
                         AND THE LENDERS DEFINED THEREIN


                                        AGENT:

                                        BANK ONE, TEXAS, N.A.,
                                        a national banking association



                                        By: /s/ JEFF ETTER
                                            ------------------------------------
                                            Name: Jeff Etter
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------


                                        LENDERS:

                                        BANK ONE, TEXAS, N.A.,
                                        a national banking association



                                        By: /s/ JEFF ETTER
                                            ------------------------------------
                                            Name: Jeff Etter
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------



First Amendment to Credit Agreement                                       Page 6